EXHIBIT 99.1

Allied Gaming & Entertainment Receives Expected Nasdaq Notice Regarding Delayed Annual Report

NEW YORK, April 21, 2026 (GLOBE NEWSWIRE) -- Allied Gaming & Entertainment, Inc. (NASDAQ: AGAE) (the “Company” or “AGAE”), a global experiential entertainment company, today announced that on April 16, 2026, it received a deficiency letter (the “Letter”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is not in compliance with the periodic reporting requirements for continued listing set forth in Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Form 10-K”) was not filed with the Securities and Exchange Commission (the “SEC”) by the required due date of March 31, 2026 (or April 15, 2026 following the Form 12b-25 filed by the Company on March 31, 2026). The Letter has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq.

Under Nasdaq rules, the Company now has 60 calendar days from the receipt of the Letter, or until June 15, 2026, to submit a plan to regain compliance with the Rule. The Company currently expects that it will be able to file the Form 10-K prior to such deadline to submit a plan of compliance. In the event the Company needs to submit a plan of compliance, and Nasdaq accepts the Company’s plan, Nasdaq may grant an exception of 180 calendar days from the Form 10-K’s due date, or until October 12, 2026, as instructed by the Letter, to regain compliance with the Rule. However, there is no assurance that the Company will be able to regain compliance with all applicable continued listing requirements of Nasdaq or that Nasdaq will accept the Company’s plan to regain compliance, if any.

The Company is working diligently to regain compliance with the Rule. This press release has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq.

About Allied Gaming & Entertainment
Allied Gaming & Entertainment Inc. (Nasdaq: AGAE) is a global experiential entertainment company undergoing a strategic transformation into an integrated digital ecosystem platform, with a focus on digital infrastructure, artificial intelligence, and technology-enabled growth opportunities. For more information, visit alliedgaming.gg.

Forward Looking Statements
This communication contains certain forward-looking statements under federal securities laws. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of such terms, or other comparable terminology. Forward-looking statements in this press release include, but are not limited to, the Company’s expectation that it will be able to file the Form 10-K prior to the deadline to submit a plan of compliance. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in these forward-looking statements and, consequently, you should not rely on these forward-looking statements as predictions of future events. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Risks and factors that may affect results of the Company are set forth in the Company's filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its subsequent reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, the Company does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

Contact:

Investor Relations: ir@alliedgaming.gg